                                                                     EXHIBIT 4.1

                         REGISTRATION RIGHTS AGREEMENT

                 This Registration Rights Agreement (the "Agreement") is made and entered into as of __________________, 1996, by and between _________________, a Delaware corporation (the "Company"), and Hunter's Glen/Ford, Ltd., a Texas limited partnership (the "Investor").

                                   RECITALS:

                 A. Pursuant to that certain Stock Purchase Agreement (herein so called) dated as of January 16, 1996 between the Investor and Liberte Investors, a Massachusetts business trust (the "Trust"), the Investor agreed, subject to certain conditions, to purchase 8,102,439 shares of Common Stock (hereinafter defined) from the Company.

                 B. Pursuant to the terms of the Stock Purchase Agreement it is a condition to the obligations of the Investor thereunder that the Company grant certain registration rights with respect to the shares of Common Stock to be purchased by the Investor pursuant to the Stock Purchase Agreement.

                 C. Pursuant to the terms of the Stock Purchase Agreement the Trust agreed to cause the Company to grant certain registration rights with respect to the shares of Common Stock to be purchased by the Investor pursuant to the Stock Purchase Agreement.

                 NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  AGREEMENTS:

                 1.       Definitions.

                 As used in this Agreement, the following capitalized terms shall have the following meanings:

                 Affiliate: A Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with a specified Person.

                 Closing Date: The closing date of the purchase of the Shares by the Investor from the Company.

   Common Stock:  The common stock, par value $.01 per share, of the Company.

                 Enloe Offering: An Underwritten Offering pursuant to the exercise of demand registration rights by the Enloe Trust or successor holders of such rights.

                 Enloe Shares: The shares of Common Stock owned by the Enloe Trust, Robert Ted Enloe III through his Keogh plan, and Mr. Enloe's spouse, to the extent that such persons have registration rights.

                 Enloe Trust:  Enloe Descendants' Trust.

                 Exchange Act: The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

                 Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                 Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including all material incorporated by reference into such prospectus.

                 Registrable Securities: (a) The Shares and (b) any securities issued or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the SEC and the Registrable Security has been disposed of pursuant to such effective registration statement, (ii) the Registrable Security is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) the Registrable Security has been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for it not bearing a legend restricting further transfer under securities laws, and it may be resold without subsequent registration under the Securities Act, or (iv) with respect to Section 2(a) of this Agreement, the Registrable Security may be sold under Rule 144(k) of the Securities Act.

                 Registration Expenses:  See Section 5 hereof.

                 Registration Statement: The Registration Statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

                 SEC:     The Securities and Exchange Commission.

                 Securities Act: The Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

                 Shares: The shares of Common Stock purchased by the Investor from the Company pursuant to the Stock Purchase Agreement.

                 Stock Purchase Agreement:  See the recitals to this Agreement.

                 Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

                 2.       Registration Rights.

                 (a) Shelf Registration. At any time during the period commencing on the first anniversary of the Closing Date and ending when the holders of the Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, upon the written request any holder or holders of not less than 20% of the Registrable Securities, the Company shall file a "shelf" registration statement on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the SEC) under the Securities Act (a "Shelf Registration") for all of the then Registrable Securities and all of the Enloe Shares, subject to the request of any holder to exclude any Registrable Securities or Enloe Shares as provided below. Within ten (10) days after receipt of a request for a Shelf Registration, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and all holders of Enloe Shares and shall exclude from such registration all Registrable Securities or Enloe Shares with respect to which the Company received written requests for exclusion therefrom within fifteen (15) days after the receipt of the notice by the applicable holder.

                 Subject to Section 4(a) and 4(b) hereof, the Company agrees to use commercially reasonable efforts to cause the Shelf Registration to become effective and thereafter to keep it continuously effective, and to prevent the happening of any event of the kind described in Sections 4(c)(3), (4), (5) or
(6) hereof that requires the Company to give notice pursuant to the last paragraph of Section 4 hereof, for a period terminating on the second year anniversary of the date on which the SEC declares the Shelf Registration effective, or such shorter period as shall terminate on the date on which all the Registrable Securities and Enloe Shares covered by the Shelf Registration have been sold pursuant to such Shelf Registration, or such period that may be an extended period pursuant to the last paragraph of Section 4 hereof. The Company shall only be obligated to file one Shelf Registration which obligation shall be deemed to have been satisfied when a Shelf Registration has been filed, declared effective and remained effective for a substantial portion of the foregoing two year period, unless the Registrable Securities and Enloe Shares covered by such Shelf Registration shall have been sold prior to the expiration of such two year period. The offerings of Registrable Securities and Enloe Shares pursuant to the Shelf Registration shall not be in the form of an Underwritten Offering. The Enloe Shares shall be deemed to be "Registrable Securities" under Sections 3, 4, 5, 6, and 8 of this Agreement for purposes of implementing the provisions of this Section 2(a).

                 (b)      Demand Registration.

                 At any time during the period commencing on the first anniversary of the Closing Date and ending when the holders of the Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, any holder or holders of not less than 20% of the Registrable Securities may make two written requests (a "Demand Notice") for registration under the Securities Act (a "Demand Registration") of the Registrable Securities held by such holder or holders; provided, however, that the number of shares of Registrable Securities requested to be registered shall have a "fair market value" (determined pursuant to the next sentence) in excess of $5,000,000. For purposes of this Agreement, fair market value of the Registrable Securities shall be determined as follows: (i) if the security is listed on any established stock exchange or a national market system, including, without limitation, the National Market System of the National Association of Securities Dealers Automated Quotation System, its fair market value shall be the closing sales price or the closing bid if no sales were reported, as quoted on such system or exchange (or the largest such exchange) on the business day immediately preceding the date of the Demand Notice (or if there are no sales or bids for such date, then for the last preceding business day for such sales or bids), as reported in The Wall Street Journal or similar publication; (ii) if the security is regularly quoted by a recognized securities dealer but selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for the security on the date of the Demand Notice (or if there are no quoted prices for such date, then for the last preceding business day on which there were quoted prices); or (iii) in the absence of an established market for the security, the fair market value shall be determined in good faith by the Company's Board of Directors, with reference to the Company's net worth, prospective earning power, dividend-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry and its management, and the values of stock of other corporations in the same or a similar line of business (all of such factors determined as of the date of the Demand Notice).

                 Within ten days after receipt of each Demand Notice, the Company shall give written notice of such registration request to all non-requesting holders of Registrable Securities and shall, subject to the provisions of the following paragraph, include in such registration all Registrable Securities with respect to which the Company received written requests for inclusion therein within 15 days after the receipt of the notice of such demand registration request by the applicable holder. Both the Demand Notice and any request to have Registrable Securities included in a Demand Registration will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. A registration requested pursuant to this Section 2(b) will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act; provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and the right to request a Demand Registration hereunder shall be reinstated. The holder or holders requesting a registration pursuant to this Section 2(b) may, at any time prior to the effective date of the Registration Statement relating to such registration, revoke such request with respect to their Registrable Securities by providing a written notice to the Company revoking such request the Company shall withdraw such Registration Statement, such registration will be deemed not to have been effected, and the right to request a Demand Registration hereunder shall be reinstated.

                 The offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering. If the managing underwriter or underwriters of such offering advise the Company and the holders of Registrable Securities that the number of shares of Registrable Securities requested to be included in such offering is sufficiently large to materially and adversely affect the success of such offering, the Company will include in such registration the aggregate number of Registrable Securities which in the opinion of such managing underwriter or underwriters can be sold without any such material adverse effect and the Registrable Securities to be included in such registration shall be allocated, (i) first to the holder or holders making such demand, (ii) second among the other holders of Registrable Securities pro rata (according to the Registrable Securities proposed to be included in such offering by such holders) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters, and (iii) third among the Company and any other holders of registration rights in respect of securities of the Company in accordance with the terms of the agreements granting such rights. No Investor shall be entitled to effect a Demand Notice under this Section 2(b) within 180 days after the closing date of an Underwritten Offering; provided, however, that this restriction on effecting a Demand Notice shall not apply if such Underwritten Offering was pursuant to an Enloe Offering that has been completed. The holder or holders giving the Demand Notice shall select the managing underwriter or underwriters of an underwriter offering under this subsection 2(b), such managing underwriter or underwriters to be reasonably acceptable to the Company.

                 No registration pursuant to a request or requests referred to in this subsection 2(b) shall be deemed to be a Shelf Registration.

                 (c) Incidental Registration. If, at any time during the period commencing on the first anniversary date of the Closing Date (or with respect to an Enloe Offering at any time commencing on the date of this Agreement) and ending when the holders of Registrable Securities (i) own, in the aggregate, less than 5% of the issued and outstanding shares of Common Stock and (ii) are not Affiliates of the Company, the Company proposes to file a registration statement under the Securities Act (other than in connection with the Shelf Registration, a Demand Registration, a Registration Statement on Form S-4 or S-8 or any form substituting therefor, or a registration statement relating to issuances of securities other than Common Stock (or securities convertible into common stock) by the Company) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the holders of the Registrable Securities as soon as practicable (but in no event less than thirty days before the anticipated filing date), and such notice shall offer such holders the opportunity to register such number of Registrable Securities as each such holder may request. Each holder of Registrable Securities desiring to have its Registrable Securities registered under this subsection 2(c) shall so advise the Company in writing within 15 days after the date of receipt of such notice from the Company (which request shall set forth the number of Registrable Securities for which registration is requested). The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use commercially reasonable efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the registration statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering informs the holders of such Registrable Securities that the total number of securities that the Company, the holders of Registrable Securities, or other persons propose to include in such offering is such that the success of the offering would be materially and adversely affected by inclusion of the securities requested to be included, then the amount of securities to be offered for the accounts of the Company, the holders of Registrable Securities and other holders registering securities pursuant to registration rights shall be allocated as follows:

         (i) if such registration has been initiated by the Company as a primary offering, first to the securities sought to be included by the Company, second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder, and third to all other securities sought to be included by holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by each such holder; and

        (ii) if such registration has been initiated by another holder of registration rights (other than pursuant to Section 2(b) hereof), first to the securities sought to be included by such demanding holder (the holders of the Enloe Shares being considered as one holder for such purpose), second to the Registrable Securities sought to be included by the holders thereof and the securities sought to be included by other holders of registration rights whose rights are not expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering, and third to the securities sought to be included by the Company and to all other securities sought to be included by other holders of registration rights whose rights are expressly subordinated to the rights of holders of Registrable Securities, pro rata, on the basis of the number of securities proposed to be included in such offering by the Company and each such holder.

                 If the number of Registrable Securities sought to be registered pursuant to this Section 2(c) by a holder of Registrable Securities is reduced as provided above, such holder shall have the right to withdraw such holder's request for registration with respect to all of the Registrable Securities initially sought to be registered.

                 No registration pursuant to a request or requests referred to in this subsection 2(c) shall be deemed to be a Shelf Registration.

                 3.       Hold-Back Agreements.

                 (a) Restrictions on Public Sale by Holder of Registrable Securities. Each holder of Registrable Securities agrees, if requested by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in the applicable registration statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the period beginning 10 days prior to the filing of the registration statement with respect to such Underwritten Offering, and ending 90 days after the effective date of the registration statement with respect to such Underwritten Offering, to the extent timely notified in writing by the Company or the managing underwriters, or, in the case of a shelf offering, the date of commencement of a public distribution of Registrable Securities pursuant to such registration statement, as applicable.

                 (b) Restrictions on Sale of Securities by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the period beginning 10 days prior to the filing of a Registration Statement with respect to an Underwritten Offering, and ending 90 days after the effective date of the applicable Registration Statement (except as part of such Registration Statement (x) where the holders of a majority of the shares of Registrable Securities to be included in such Registration Statement consent or (y) where holders of Registrable Securities are participating in such Registration Statement pursuant to section 2(c) hereof, such Registration Statement was filed by the Company with respect to the sale of securities by the Company, and no holder is simultaneously participating in a distribution pursuant to a Registration Statement filed by the Company pursuant to section 2(b) hereof) or the date of commencement of a public distribution of Registrable Securities pursuant to such Registration Statement, as applicable.

                 4. Registration Procedures. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use commercially reasonable efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                 (a) prepare and file with the SEC, as soon as practicable, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which forms shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all financial statements of the Company, and use commercially reasonable efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will furnish one counsel selected by the holders of a majority of the shares of Registrable Securities covered by such Registration Statement, and the underwriters, if any, copies of all such documents proposed to be filed, which documents, subject to compliance with applicable securities laws, will be subject to the review of such counsel and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (excluding any documents incorporated by reference) to which such counsel or the underwriters, if any, shall reasonably object; and provided further that the Company shall have the right to delay filing or effectiveness of a Registration Statement filed pursuant to Section 2(a) or Section 2(b) hereto for up to 120 days if the Company's Board of Directors determines, in good faith, that the filing or effectiveness thereof could materially interfere with a pending extraordinary transaction involving the Company or bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which would not be in the best interests of the Company, but no further delays will be permitted;

                 (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period with respect to the Shelf Registration or nine months with respect to a Demand Registration, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used commercially reasonable efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in selling holders of the Registrable Securities covered thereby not being able to sell such Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including without limitation the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 4(l) hereof, if applicable;

                 (c) notify the selling holders of Registrable Securities and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                 (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

                 (e) if reasonably requested by the managing underwriter or underwriters or a holder of Registrable Securities being sold in connection with an Underwritten Offering and in compliance with applicable securities laws, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority in number of the Registrable Securities being sold agree should be included therein relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten (or best efforts underwritten) Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post- effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post- effective amendment;

                 (f) promptly prior to the filing of any document which is to be incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement), make available representatives of the Company for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request, subject to compliance with applicable securities laws;

                 (g) furnish to each selling holder of Registrable Securities and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                 (h) deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                 (i) prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

                 (j) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing

Registrable Securities to be sold and not bearing any restrictive legends except as required by the Certificate of Incorporation of the Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                 (k) use commercially reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                 (l)      upon the occurrence of any event contemplated by
Section 4(c) (6) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                 (m) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

                 (n) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (1) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;
(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities included in such registration, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by such holders and underwriters); (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary Underwritten Offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                 (o) make available for inspection by representatives of the holders of the Registrable Securities, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order;

                 (p) comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act), covering any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement; and

                 (q) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities as the Company may from time to time reasonably request in writing and to enter into agreements related to the distribution of the Registrable Securities that are designed to insure compliance with the Exchange Act.

                 Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(l) hereof, such holder will forthwith discontinue disposition of Registrable Securities until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(l) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company such holder will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(c) (6) hereof to the date when the selling holders of Registrable Securities covered by such registration statement shall receive copies of the supplemented or amended prospectus contemplated by
Section 4(l) hereof or the Advice.

                 5. Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation: all registration and filing fees; all fees associated with a required listing of the Registrable Securities on any securities exchange; fees and expenses with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(n) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; and the fees and expenses of any Person, including special experts, retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, discounts, or commissions attributable to the sale of Registrable Securities or fees and expenses of counsel to the holders of Registrable Securities.

                 6.       Indemnification; Contribution.

                 (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each holder of Registrable Securities and its partners, and their respective officers, directors, employees, agents, and Affiliates, and each Person who controls such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the holders of Registrable Securities expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities, if requested.

                 (b) Indemnification by Holder of Registrable Securities. Each holder of Registrable Securities agrees to indemnify and hold harmless the Company, each other holder and their respective directors, officers, employees, agents, and Affiliates and each Person who controls the Company and as such other Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder to the Company specifically for inclusion in such Registration Statement or Prospectus. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                 (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon advice of counsel of such Person, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not be permitted to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party.
The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                 (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and each such indemnifying party, but also the relative fault of the indemnified party and each such indemnifying party, as well as any other relevant equitable considerations, provided, that no holder of Registrable Securities shall be required to contribute an amount greater than the dollar amount of the proceeds received by such holder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of the selling holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentations.

                 7. Rule 144. The Company hereby agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities made after the first anniversary of the Closing Date, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and requirements.

                 8. Participation in Underwritten Registrations. No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                 9.       Miscellaneous.

                 (a) Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                 (b) Additional Registration Rights. Without the written consent of the holders of a majority of the then outstanding Registrable Securities, the Company will not on or after the date of this Agreement enter into any agreement granting registration rights to, or amending registration rights currently held by, any other Person with respect to the securities of the Company other than the Agreement Clarifying Registration Rights in the form attached to the Stock Purchase Agreement; provided, however, the Company may grant incidental registration rights that are expressly junior or subordinate to the rights granted to the holders of Registrable Securities hereunder with respect to any incidental registration rights of the type described in Section 2(c) hereof. Any agreement entered into pursuant to such consent shall not be amended without a further written consent of the holders of a majority of the then outstanding Registrable Securities.

                 (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of at least 75% of the then outstanding Registrable Securities.

                 (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air courier guaranteeing overnight delivery:
                                   (i)     if to the Investor, at the most
                  current address given by the Investor to the Company, in accordance with the provisions of this subsection, which address initially is 200 Crescent Court, Suite 1350, Dallas, Texas 75202, Attention: General Partner;

                                   (ii)    if to the Company, at the most
                  current address given by the Company to the Investor, in accordance with the provision of this subsection, which address initially is 600 N. Pearl Street, Suite 420, LB#168, Dallas, Texas 75201, Attention: President; and

                                   (iii)   if to any transferee, at the address
                  given by such transferee to the Company in accordance with the provisions of this subsection.

                 (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Stock Purchase Agreement; and provided, further, that holders of Registrable Securities may not assign their rights under this Agreement except in connection with the permitted transfer of Registrable Securities and then only insofar as relates to such Registrable Securities. If any transferee shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, and such Person shall be entitled to receive the benefits hereof.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                 (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE.

                 (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                 (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter other than the Agreement Clarifying Registration Rights in the form attached to the Stock Purchase Agreement..

                 (k) Legal Fees. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                 (l) Third Party Beneficiary. The holders of Enloe Shares shall be third party beneficiaries of the provisions of Section 2(a) of this Agreement, and such holders shall be entitled to enforce such provisions of this Agreement as if they were parties hereto.

                 IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement as of the date first written above.

                                        [NEWCO]

                                        By:
                                                  -----------------------------
                                        Name:     Robert Ted Enloe
                                        Title:    President

                                        HUNTER'S GLEN/FORD, LTD.


                                        By:
                                                  -----------------------------
                                        Name:     Gerald J. Ford
                                        Title:    General Partner